Exhibit 99.1

For Immediate Release

Contact: Bryan Brokmeier, CFA, Senior Director, Investor Relations, 508-482-3448

Waters Corporation (NYSE: WAT) Reports Third Quarter 2019 Financial Results

•	Sales of $577 million were flat as reported and grew 1% in constant currency

•	Pharmaceutical growth of 3%, partially offset by other end markets

•	Continued growth in Asia, with weakness in the Americas

•	GAAP EPS of $2.07; non-GAAP EPS of $2.13, an 11% increase from prior year

Milford, Mass., October 29, 2019 - Waters Corporation (NYSE: WAT) today announced third quarter 2019 sales of $577 million, which were flat as reported, compared to sales of $578 million for the third quarter of 2018. Foreign currency translation negatively impacted sales growth by approximately 1% for the quarter.

On a GAAP basis, diluted earnings per share (EPS) for the third quarter of 2019 increased to $2.07, compared to $1.83 for the third quarter of 2018. On a non-GAAP basis, EPS increased to $2.13, compared to $1.92 for the third quarter of 2018. A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website at http://www.waters.com under the caption “Investors.”

On a GAAP basis, net cash provided by operating activities was $148 million for the third quarter of 2019, compared to $146 million for the third quarter of 2018. On a non-GAAP basis, adjusted free cash flow for the third quarter of 2019 was $124 million versus $136 million for the third quarter of 2018.

For the first nine months of 2019, the Company’s sales were $1,690 million, a decrease of 1% as reported, compared to sales of $1,705 million for the first nine months of 2018. Foreign currency translation negatively impacted sales growth by approximately 2% for the nine months of 2019.

On a GAAP basis, EPS for the first nine months of 2019 increased to $5.63, compared to $5.21 for the first nine months of 2018. On a non-GAAP basis, EPS increased to $5.85, compared to $5.45 in the first nine months of 2018.

On a GAAP basis, net cash provided by operating activities was $451 million for the first nine months of 2019, compared to $423 million for the first nine months of 2018. On a non-GAAP basis, adjusted free cash flow for the first nine months of 2019 was $418 million versus $439 million for the first nine months of 2018.

“Third quarter revenue came in lighter than we expected due to unanticipated late-quarter softness in the U.S., while the rest of our business performed largely as planned,” commented Chris O’Connell, Chairman and Chief Executive Officer of Waters Corporation. “Despite the macro challenges we’ve faced, 2019 has been an important year for new product launches that we expect will provide increasing sales contributions over the coming quarters and years.”

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant-currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant-currency growth rates in the tables below.

During the third quarter of 2019, sales into the pharmaceutical market increased 1% as reported and 3% in constant currency, sales into the industrial market were flat, and sales into the academic and governmental markets declined 4% as reported and 3% in constant currency. For the first nine months of 2019, sales into the pharmaceutical market were flat as reported and grew 3% in constant currency, sales into the industrial market declined 3% as reported and 2% in constant currency, and sales into the academic and governmental markets declined 2% as reported and were flat in constant currency.

During the third quarter, recurring revenues, which represent the combination of service and precision chemistries revenues, grew 4% as reported and 5% in constant currency, while instrument system sales declined 4% as reported and 3% in constant currency. For the first nine months of 2019, recurring revenues grew 2% as reported and 4% in constant currency, while instrument system sales declined 4% as reported and 3% in constant currency.

Geographically, sales in Asia during the quarter grew 7%, sales in the Americas declined 5% (with U.S. sales declining 4%), and sales in Europe declined 4% as reported and were flat in constant currency. For the first nine months of 2019, sales in Asia increased 3% as reported and 4% in constant currency, sales in the Americas were flat (with U.S. sales growing 2%), and sales in Europe declined 7% as reported and 2% in constant currency.

Fourth Quarter and Fiscal Year 2019 Financial Outlook

The Company expects fourth quarter 2019 constant-currency sales growth in the range of 0% to 2%. As of today, currency translation is expected to decrease fourth quarter sales growth by one percentage point. The Company also expects fourth quarter 2019 non-GAAP EPS in the range of $2.95 to $3.05. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the fourth quarter.

In addition, the Company is updating its previously issued full-year guidance, and currently expects full-year 2019 constant-currency sales growth to be approximately 1%, compared to the prior range of 1% to 3%. As of today, currency translation is expected to decrease full-year sales growth by approximately one to two percentage points. The Company also expects full-year 2019 non-GAAP EPS in the range of $8.73 to $8.83, compared to our prior range of $8.95 to $9.10. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full year.

Conference Call

Waters Corporation will webcast its third quarter 2019 financial results conference call today, October 29, 2019 at 8:00 a.m. Eastern Time. To listen to the call, please visit www.waters.com,

choose “Investors,” and click on the “Live Webcast.” A replay will be available through November 5, 2019 at midnight Eastern Time on the same website by webcast and also by phone at 402-998-0587.

About Waters Corporation

Waters Corporation (NYSE: WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With approximately 7,200 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant-currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Waters Corporation’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Waters Corporation’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results; the impact on demand for the Company’s products among the Company’s various market sectors or geographies from economic, sovereign and political uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom voting to exit the European Union; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; impact of the newly enacted tax reform legislation in the U.S.; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K/A for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$577,278	$578,021	$1,690,302	$1,704,910
Costs and operating expenses:
Cost of sales	241,055	241,139	711,632	705,695
Selling and administrative expenses	126,036	126,997	393,583	394,049
Research and development expenses	34,333	35,173	105,883	105,297
Purchased intangibles amortization	2,619	2,114	7,164	5,375
Litigation provision (settlement)	—	924	—	(748)
Operating income	173,235	171,674	472,040	495,242
Other expense	(496)	(811)	(1,363)	(2,293)
Interest expense, net	(8,001)	(1,633)	(16,826)	(8,609)
Income from operations before income taxes	164,738	169,230	453,851	484,340
Provision for income taxes(a)	26,605	28,216	62,322	75,698
Net income	$138,133	$141,014	$391,529	$408,642
Net income per basic common share	$2.09	$1.84	$5.68	$5.26
Weighted-average number of basic common shares	66,226	76,575	68,952	77,741
Net income per diluted common share	$2.07	$1.83	$5.63	$5.21
Weighted-average number of diluted common shares and equivalents	66,768	77,136	69,533	78,395

(a)

The provision for income taxes for the nine months ended September 28, 2019 included a $3 million benefit related to the finalization of tax regulations under tax reform during the first quarter of 2019. The provision for income taxes for the three and nine months September 28, 2018 included a $2 million expense and a $6 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of September 28, 2019 and September 29, 2018, respectively.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Three Months Ended September 28, 2019 and September 29, 2018

(In thousands)

	Three Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate(a)

	September 28, 2019	September 29, 2018
NET SALES - OPERATING SEGMENT
Waters	$512,146	$515,795	(1%)	$(6,063)	—
TA	65,132	62,226	5%	(407)	5%

Total	$577,278	$578,021	—	$(6,470)	1%

NET SALES - PRODUCTS & SERVICES
Instruments	$270,317	$282,543	(4%)	$(2,870)	(3%)
Service	206,705	199,499	4%	(2,303)	5%
Chemistry	100,256	95,979	4%	(1,297)	6%

Total Recurring	306,961	295,478	4%	(3,600)	5%

Total	$577,278	$578,021	—	$(6,470)	1%

NET SALES - GEOGRAPHY
Asia	$237,775	$222,196	7%	$(106)	7%
Americas	196,458	206,803	(5%)	(160)	(5%)
Europe	143,045	149,022	(4%)	(6,204)	—

Total	$577,278	$578,021	—	$(6,470)	1%

NET SALES - MARKETS
Pharmaceutical	$328,227	$325,166	1%	$(5,403)	3%
Industrial	171,352	171,985	—	(699)	—
Academic & Governmental	77,699	80,870	(4%)	(368)	(3%)

Total	$577,278	$578,021	—	$(6,470)	1%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segment, Products & Services, Geography and Markets

Nine Months Ended September 28, 2019 and September 29, 2018

(In thousands)

	Nine Months Ended		Percent Change	Current Period Currency Impact	Constant Currency Growth Rate(a)

	September 28, 2019	September 29, 2018
NET SALES - OPERATING SEGMENT
Waters	$1,503,177	$1,514,246	(1%)	$(29,665)	1%
TA	187,125	190,664	(2%)	(2,044)	(1%)

Total	$1,690,302	$1,704,910	(1%)	$(31,709)	1%

NET SALES - PRODUCTS & SERVICES
Instruments	$778,540	$812,690	(4%)	$(11,693)	(3%)
Service	611,961	598,402	2%	(13,141)	4%
Chemistry	299,801	293,818	2%	(6,875)	4%

Total Recurring	911,762	892,220	2%	(20,016)	4%

Total	$1,690,302	$1,704,910	(1%)	$(31,709)	1%

NET SALES - GEOGRAPHY
Asia	$677,122	$659,381	3%	$(9,303)	4%
Americas	585,101	586,639	—	(1,015)	—
Europe	428,079	458,890	(7%)	(21,391)	(2%)

Total	$1,690,302	$1,704,910	(1%)	$(31,709)	1%

NET SALES - MARKETS
Pharmaceutical	$972,884	$968,848	—	$(23,467)	3%
Industrial	502,679	$517,979	(3%)	$(5,319)	(2%)
Academic & Governmental	214,739	$218,083	(2%)	$(2,923)	—

Total	$1,690,302	$1,704,910	(1%)	$(31,709)	1%

(a)

The Company believes that referring to comparable constant-currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant-currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three & Nine Months Ended September 28, 2019 and September 29, 2018

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Operating Income	Operating Income Percentage	Other (Expense) Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended September 28, 2019
GAAP	$128,655	$173,235	30.0%	$(496)	$164,738	$26,605	$138,133	$2.07
Adjustments:
Purchased intangibles amortization(b)	(2,619)	2,619	0.5%	—	2,619	535	2,084	0.03
Restructuring costs and certain other items(c)	(1,596)	1,596	0.3%	—	1,596	350	1,246	0.02
Certain income tax items(d)	—	—	—	—	—	(600)	600	0.01

Adjusted Non-GAAP	$124,440	$177,450	30.7%	$(496)	$168,953	$26,890	$142,063	$2.13

Three Months Ended September 29, 2018
GAAP	$130,035	$171,674	29.7%	$(811)	$169,230	$28,216	$141,014	$1.83
Adjustments:
Purchased intangibles amortization(b)	(2,114)	2,114	0.4%	—	2,114	429	1,685	0.02
Restructuring costs and certain other items(c)	(681)	681	0.1%	—	681	157	524	0.01
Pension termination(e)	—	—	—	1,082	1,082	260	822	0.01
Litigation provision(g)	(924)	924	0.2%	—	924	222	702	0.01
Tax reform(f)	—	—	—	—	—	(2,353)	2,353	0.03
Certain income tax items(d)	—	—	—	—	—	(700)	700	0.01

Adjusted Non-GAAP	$126,316	$175,393	30.3%	$271	$174,031	$26,231	$147,800	$1.92

Nine Months Ended September 28, 2019
GAAP	$400,747	$472,040	27.9%	$(1,363)	$453,851	$62,322	$391,529	$5.63
Adjustments:
Purchased intangibles amortization(b)	(7,164)	7,164	0.4%	—	7,164	1,520	5,644	0.08
Restructuring costs and certain other items(c)	(14,382)	14,382	0.9%	—	14,382	3,623	10,759	0.15
Tax reform(f)	—	—	—	—	—	3,229	(3,229)	(0.05)
Certain income tax items(d)	—	—	—	—	—	(1,908)	1,908	0.03

Adjusted Non-GAAP	$379,201	$493,586	29.2%	$(1,363)	$475,397	$68,786	$406,611	$5.85

Nine Months Ended September 29, 2018
GAAP	$398,676	$495,242	29.0%	$(2,293)	$484,340	$75,698	$408,642	$5.21
Adjustments:
Purchased intangibles amortization(b)	(5,375)	5,375	0.3%	—	5,375	935	4,440	0.06
Restructuring costs and certain other items(c)	(2,438)	2,438	0.1%	—	2,438	549	1,889	0.02
Pension termination(e)	—	—	—	3,247	3,247	780	2,467	0.03
Litigation settlement(g)	748	(748)	—	—	(748)	(179)	(569)	(0.01)
Stock award modification(h)	(1,014)	1,014	0.1%	—	1,014	243	771	0.01
Tax reform(f)	—	—	—	—	—	(6,230)	6,230	0.08
Certain income tax items(d)	—	—	—	—	—	(3,385)	3,385	0.04

Adjusted Non-GAAP	$390,597	$503,321	29.5%	$954	$495,666	$68,411	$427,255	$5.45

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions and settlements.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations and reduce overhead and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(d)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

(e)	The pension expense associated with terminating a frozen defined benefit pension plan was excluded as the Company believes these expenses are not indicative of normal operating costs.
(f)

The provision for income taxes for the nine months ended September 28, 2019 included a $3 million benefit related to the finalization of tax regulations under tax reform during the first quarter of 2019. The provision for income taxes for the three and nine months September 29, 2018 included a $2 million expense and a $6 million expense, respectively, related to the tax on the change in foreign currency exchange rates on the earnings taxed in December 31, 2017 under the Tax Cuts and Jobs Act. The difference is due to the change from the foreign currency exchange rates required by the U.S. Department of the Treasury on December 31, 2017 to the foreign currency exchange rates on either the date of distribution of assets into the U.S. or the foreign currency exchange rates as of September 28, 2019 and September 29, 2018, respectively.

(g)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(h)	The non-cash expense associated with accelerating the vesting of certain stock awards was excluded as the Company believes these expenses are not indicative of normal operating costs.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	September 28, 2019	December 31, 2018
Cash, cash equivalents and investments	$404,649	$1,735,224
Accounts receivable	504,865	568,316
Inventories	368,790	291,569
Property, plant and equipment, net	381,496	343,083
Intangible assets, net	237,610	246,902
Goodwill	353,938	355,614
Other assets	309,917	186,718
Total assets	$2,561,265	$3,727,426

Notes payable and debt	$1,355,659	$1,148,350
Other liabilities	1,090,106	1,011,818
Total liabilities	2,445,765	2,160,168

Total equity	115,500	1,567,258
Total liabilities and equity	$2,561,265	$3,727,426

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Nine Months Ended September 28, 2019 and September 29, 2018

(In thousands and unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income	$138,133	$141,014	$391,529	$408,642
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	9,662	9,213	28,917	28,184
Depreciation and amortization	26,704	26,975	80,319	82,811
Change in operating assets and liabilities, net	(26,110)	(30,862)	(49,573)	(96,740)

Net cash provided by operating activities	148,389	146,340	451,192	422,897

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(45,017)	(27,384)	(110,205)	(64,215)
Asset acquisitions, net of cash acquired	—	(31,486)	—	(31,486)
Investment in unaffiliated companies	(2,500)	(4,400)	(7,250)	(7,615)
Net change in investments	87,895	114,606	942,896	1,361,034

Net cash provided by investing activities	40,378	51,336	825,441	1,257,718

Cash flows from financing activities:
Net change in debt	206,830	(216)	206,948	(849,990)
Proceeds from stock plans	4,182	7,532	34,311	42,377
Purchases of treasury shares	(580,065)	(263,505)	(1,909,700)	(816,649)
Other cash flow from financing activities, net	2,246	(23)	6,900	(2,181)

Net cash used in financing activities	(366,807)	(256,212)	(1,661,541)	(1,626,443)

Effect of exchange rate changes on cash and cash equivalents	(5,309)	5,705	(6,723)	(7,118)

(Decrease) increase in cash and cash equivalents	(183,349)	(52,831)	(391,631)	47,054

Cash and cash equivalents at beginning of period	587,998	742,204	796,280	642,319

Cash and cash equivalents at end of period	$404,649	$689,373	$404,649	$689,373

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow(a)

Net cash provided by operating activities - GAAP	$148,389	$146,340	$451,192	$422,897

Adjustments:
Additions to property, plant, equipment and software capitalization	(45,017)	(27,384)	(110,205)	(64,215)
Tax reform payments	—	7,799	29,109	54,499
Litigation settlement payment	—	—	—	15,400
Major facility renovations	21,073	3,645	48,348	5,446
One-time pension contributions	—	5,245	—	5,245

Free Cash Flow - Adjusted Non-GAAP	$124,445	$135,645	$418,444	$439,272

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

(In thousands, except per share data)

	Three Months Ended December 31, 2019					Twelve Months Ended December 31, 2019
	Range					Range
Projected Sales
Projected constant-currency sales growth rate(a)	0%		—	2%		1%		—	1%
Projected currency impact	(1%	)	—	(1%	)	(2%	)	—	(1%	)

Projected sales growth rate as reported	(1%	)	—	1%		(1%	)	—	0%

	Range					Range
Projected Earnings Per Diluted Share
Projected GAAP earnings per diluted share	$2.91		—	$3.01		$8.48		—	$8.58
Adjustments:
Purchased intangibles amortization	$0.03		—	$0.03		$0.11		—	$0.11
Certain other items	$—		—	$—		$0.15		—	$0.15
Certain income tax items	$0.01		—	$0.01		$(0.01)		—	$(0.01)

Projected adjusted non-GAAP earnings per diluted share	$2.95		—	$3.05		$8.73		—	$8.83

(a)

Constant-currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.